Exhibit 5.1

Rick E. Hansen

Assistant General Counsel and Corporate Secretary

June 25, 2020

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

General Motors Company (the “Company”) has filed a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to 50,000,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) relating to the General Motors Company 2020 Long-Term Incentive Plan (the “Plan”).

As Assistant General Counsel and Corporate Secretary, I am familiar with the certificate of incorporation and the bylaws of the Company, each as currently in effect, and with the Company’s affairs, including the actions taken by the Company in connection with the preparation of the Registration Statement. I, or attorneys under my supervision, also examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion. In connection with such examination, I have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to me by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by me.

Based upon the foregoing, it is my opinion that the Shares to be registered, when issued and delivered pursuant to the Company’s Restated Certificate of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

My opinion expressed above is based exclusively on the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Rick E. Hansen
Rick E. Hansen
Assistant General Counsel and Corporate Secretary

Mail Code: 482-C24-A68    300 Renaissance Center    Detroit, Michigan 48265-3000